SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                 March 19, 2004

                Date of Report (Date of earliest event reported)



                          TalkPoint Communications Inc.
             (Exact name of registrant as specified in its charter)





  Delaware                           000-22235                 54-1707962
(State or other                     (Commission             (I.R.S. Employer
jurisdiction of                      File Number)           Identification No.)
Incorporation)

100 William Street, 8th Floor
New York, New York                                                 10038
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (212) 909-2900

Item 2.  Acquisition or Disposition of Assets.

         On or about March 19, 2004, the registrant completed the sale of substantially all of its assets to TalkPoint Holdings, LLC ("Holdings"). The sale was completed pursuant to an asset purchase agreement, as amended, between the registrant and Holdings and the order of the United States Bankruptcy Court for the District of Delaware (Case No. 04-10207). At the time of the sale, Holdings was owned by former directors of the registrant.

         A copy of the press release announcing the foregoing and other matters is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference. Information with respect to the bankruptcy proceedings is available on the Internet at www.deb.uscourts.gov/.


Item 7.  Financial Statements and Exhibits.

                  (b) Pro-Forma Financial Information.

                           The registrant does not anticipate that it will file with the SEC the pro-forma information contemplated by Item 7(b) if and to the extent such pro-forma information is required to be filed.

                  (c)      Exhibits

                           Exhibit No.       Description of Exhibit

                           99.1              Press Release dated March 22, 2004

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     TalkPoint Communications Inc.



                             By: /s/ Nicholas Balletta
                                     -----------------
                                     Nicholas Balletta, Chief Executive Officer




Dated:   March 23, 2004
         New York, New York